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                                                                     EXHIBIT 11

                        FIRST USA, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE

                 (Dollars in thousands, except per share data)

                                                                      Fiscal Year Ended June 30,
                                                      --------------------------------------------------------
                                                         1996                   1995                  1994
                                                      -----------           -----------            -----------
    Primary                                                                                        (As Restated)
    -------
    Income before extraordinary item                  $   246,736           $   178,422            $    150,934
    Less accrual of preferred stock dividends                  --                    --                  (3,436)
                                                      -----------           -----------             -----------
    Income before extraordinary item applicable
      to common stock                                     246,736               178,422                 147,498
    Extraordinary item, net of tax benefit                     --                    --                 (10,637)
                                                      -----------          ------------            ------------
    Net income applicable to common stock for
      primary net income per share                    $   246,736           $   178,422            $    136,861
                                                      ===========          ============            ============
    Weighted average common and common
      equivalent shares outstanding
        Average common shares outstanding             119,088,870           116,819,438             114,520,384
        Common stock equivalents:
          Stock options                                 5,168,384             5,195,372               5,244,060
          Mandatory convertible preferred stock         9,582,950             9,582,950                      --
                                                      -----------           -----------             -----------
        Weighted average common and common
          equivalent shares                           133,840,204           131,597,760             119,764,444
                                                      ===========           ===========             ===========
    Income before extraordinary item                  $      1.84           $      1.36             $      1.23
    Extraordinary item, net of tax benefit                     --                    --                   (0.09)
                                                      -----------           -----------             -----------
    Net income per share                              $      1.84           $      1.36             $      1.14
                                                      ===========           ===========             ===========

    Fully diluted
    -------------
    Income before extraordinary item applicable
      to common stock                                 $   246,736           $   178,422             $   150,934
    Extraordinary item, net of tax benefit                     --                    --                 (10,637)
                                                      -----------           -----------             -----------
    Net income applicable to common stock             $   246,736           $   178,422             $   140,297
                                                      ===========           ===========             ===========
    Weighted average common and common
      equivalent shares outstanding
        Average common shares outstanding             119,088,870           116,819,438             114,520,384
        Common stock equivalents:
          Stock options                                 5,486,390             5,631,536               5,520,310
          Mandatory convertible preferred stock         9,582,950             9,582,950               3,434,246
                                                      -----------           -----------             -----------
        Weighted average common and common
          equivalent shares                           134,158,210           132,033,924             123,474,940
                                                      ===========           ===========             ===========
    Income before extraordinary item                  $      1.84           $      1.35             $      1.23
    Extraordinary item, net of tax benefit                     --                    --                   (0.09)
                                                      -----------           -----------             -----------
    Net income per share                              $      1.84           $      1.35             $      1.14
                                                      ===========           ===========             ===========